                           THIRD FORBEARANCE AGREEMENT

         THIS THIRD FORBEARANCE AGREEMENT (the "Third Forbearance") is entered into as of May 1, 2001, by and among BLUE RHINO CORPORATION ("Borrower"), USA LEASING, LLC ("USA"), RHINO SERVICES, LLC ("Services"), CPD ASSOCIATES, INC. ("CPD"), QUICKSHIP, INC. ("Quickship") UNIFLAME CORPORATION ("Uniflame" and, collectively with USA, Services, CPD and Quickship, the "Guarantors") and BANK OF AMERICA, N. A. ("Bank").


                                    RECITALS

         A. Bank has made revolving loans (the "Revolver") to Borrower pursuant to the terms of: (a) that certain Second Amended and Restated Loan Agreement between Bank and Borrower dated as of June 30, 2000 (as amended from time to time, the "Loan Agreement") (unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Loan Agreement); and (b) that certain promissory note (the "Revolver Note") executed by Borrower in favor of Bank and dated as of June 30, 2000 in the original principal amount of up to $38,000,000.

         B. Bank also has made revolving seasonal loans (the "Overline") to Borrower pursuant to the terms of: (a) the Loan Agreement; and (b) that certain promissory note (the "Overline Note") executed by Borrower in favor of Bank and dated as of June 30, 2000 in the original principal amount of up to $10,000,000.

         C. Each of the Guarantors is a wholly-owned subsidiary of the Borrower and has previously executed a guaranty agreement guaranteeing all obligations of Borrower to Bank.

         D. Pursuant to the terms of that certain letter agreement dated as of October 24, 2000, among Borrower, Bank and the Guarantors (the "Forbearance Letter"), Bank agreed to forbear through November 29, 2000, from exercising any of its remedies which arose due to the existence of certain events of default identified in the Forbearance Letter.

         E. Pursuant to the terms of the Forbearance Letter, the maturity date of the Overline Note was changed to November 30, 2000 (the "Overline Maturity Date"), and Borrower failed to pay all amounts due under the Overline Note to Bank on or before the Overline Maturity Date.

         F. The failure to pay all amounts due on the Overline Note on or before the Overline Maturity Date constitutes an Event of Default (the "Overline Maturity Default") under the Loan Agreement.

         G. Pursuant to the cross-default provisions of Section 8 of the Loan Agreement and of the Revolver Note, the Overline Maturity Default also constitutes an Event of Default under the Revolver Note and the other Loan Documents (the "Revolver Cross-Default").

         H. Borrower also is in default under the Loan Agreement as a result of its failure to maintain: (a) a maximum total liabilities to Tangible Net Worth ratio of 2.75 to 1.0 from August 31, 2000, to October 30, 2000, as required by
Section 6.A.(i)(a) of the Loan Agreement; (b) a maximum Funded Debt to EBITDA of
3.75 to 1.0 from August 31, 2000, to October 30, 2000, as required by Section 6.A.(ii)(a) of the Loan Agreement; (c) a minimum Cash Flow Coverage Ratio of 1.2 to 1.0 for the fiscal quarter ending July 31, 2000, as required by Section 6.A.(iii) of the Loan Agreement; (d) a maximum total liabilities to Tangible Net Worth ratio of 2.5 to 1.0 from October 31, 2000, to January 30, 2001, as required by Section 6.A.(i)(b) of the Loan Agreement; (e) a maximum Funded Debt to EBITDA of 3.5 to 1.0 from October 31, 2000, to January 30, 2001, as required by Section 6.A.(ii)(b) of the Loan Agreement; and (f) a minimum Cash Flow Coverage Ratio of 1.2 to 1.0 for the fiscal quarter ending October 31, 2000, as required by Section 6.A.(iii) of the Loan Agreement (collectively, the "Existing Covenant Defaults").

         I. The Overline Maturity Default, the Revolver Cross-Default and the Existing Covenant Defaults are referred to herein collectively as the "Acknowledged Events of Default."

         J. The Bank, the Borrower and the Guarantors previously entered into that certain Forbearance and Modification Agreement dated as of January 31, 2001 (the "First Forbearance Agreement"), under which the Bank agreed to forbear through February 28, 2001, from exercising any of its rights and remedies arising from the existence of the Acknowledged Events of Default, and agreed to continue honoring Borrower's requests for advances under the Revolver pursuant to the terms of the Loan Documents.

         K. The Bank, the Borrower and the Guarantors previously entered into that certain Second Forbearance and Modification Agreement dated as of March 1, 2001 (the "Second Forbearance Agreement"), under which the Bank agreed to forbear through April 30, 2001, from exercising any of its rights and remedies arising from the existence of the Acknowledged Events of Default, and agreed to continue honoring Borrower's requests for advances under the Revolver pursuant to the terms of the Loan Documents.

         L. Notwithstanding the existence of the Acknowledged Events of Default, Borrower and the Guarantors have asked Bank: (a) to forbear through June 30, 2001 (the "Forbearance Termination Date"), from exercising any of its rights and remedies arising from the existence of the Acknowledged Events of Default, including but not limited to, its right to accelerate the indebtedness under the Revolver Note; and (b) to continue honoring Borrower's requests for advances under the Revolver pursuant to the terms of the Loan Documents, including, without limitation, the Borrowing Base Agreement, as amended.

         M. Bank has agreed to do so, but only upon the terms and conditions set forth herein.


         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

         1. Estoppel and Acknowledgments. As of May 1, 2001, the outstanding principal balance of the Revolver was no less than $37,477,889, and the outstanding principal balance of the Overline was no less than $7,746,746, which amounts constitute valid and subsisting obligations of Borrower to Bank that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Borrower acknowledges and affirms its obligations under the Loan Documents. The Borrower and each of the Guarantors acknowledge the existence of, and its receipt of notice of, the Acknowledged Events of Default.

         2. Forbearance. Subject to the terms and conditions set forth herein, Bank will forbear exercising any of its rights and remedies, including but not limited to, its right to accelerate the maturity date of all amounts due under the Revolver Note, which arise exclusively as a result of the Acknowledged Events of Default; provided, however, that Bank shall be free to exercise any or all of its rights and remedies at any time after a Forbearance Termination Event (defined below).

         3. Additional Draw Requests. Notwithstanding the existence of the Acknowledged Events of Default, Bank will continue to honor draw requests made by Borrower with respect to the Revolver, pursuant to the terms of the Loan Documents and subject to the Borrowing Base Agreement, as amended. However, the Borrower will not request, and the Bank does not have any obligation to honor, any draw requests with respect to the Overline. Bank shall continue to have the right to deny any draw request with respect to the Revolver, in accordance with the terms of the Loan Documents, including, but not limited to, the Borrowing Base Agreement, as amended. The Bank's obligation to fund any draw requests with respect to the Revolver shall terminate automatically, without notice, upon the occurrence of a Forbearance Termination Event (defined below).

         4. Forbearance Termination Event. The Bank's obligation to forbear the exercise of any of the rights and remedies under any of the Loan Documents (all of which rights and remedies are hereby expressly reserved by Bank) shall terminate automatically, without notice, upon the occurrence of a Forbearance Termination Event. The term "Forbearance Termination Event" shall mean: (a) the existence or occurrence of any default or Event of Default under any of the Loan Documents other than the Acknowledged Events of Default; (b) a breach by Borrower or any of the Guarantors of any term, condition, covenant, representation or warranty of this Third Forbearance; or (c) the occurrence of the Forbearance Termination Date.

         5. Conditions Precedent. As conditions precedent to the effectiveness of this Third Forbearance, on or before the date hereof:

                  (a) Bank shall have received an executed counterpart of this Third Forbearance duly executed by Borrower and each of the Guarantors;

                  (b) All fees, expenses and payments due prior to the date hereof, under the Loan Documents, with the exception of payment in full of the Overline, shall have been paid in full by Borrower to Bank;

                  (c) Borrower shall have paid to Bank all out-of-pocket expenses incurred by Bank in connection with or related to the negotiation, drafting and execution of this Third Forbearance and the related documents or the administration of the Loans, including without limitation: (i) fees and expenses for the preparation of any Loan Document, including, but not limited to this Third Forbearance; (ii) appraisal fees; (iii) environmental inspection and audit fees; and (iv) any applicable taxes and recording fees; and

                  (d) Borrower shall have paid to Bank an extension fee in the amount of $100,000.00.

         6. Additional Fees and Expenses. Within five business days of demand therefor, Borrower shall pay all post-closing fees and expenses incurred by Bank in connection with this Third Forbearance and the related documents, including without limitation, reasonable fees and expenses of counsel.

         7. Loan Document. This Third Forbearance and any documents executed in connection herewith shall be deemed a Loan Document.

         8. Representations and Warranties of Borrower and Guarantors. Each of the Borrower and the Guarantors hereby represents and warrants that: (a) it has the requisite corporate power and authority to execute, deliver and perform this Third Forbearance and any related documents; (b) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Third Forbearance and any related documents; (c) the representations and warranties contained in the Loan Documents are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date); (d) this Third Forbearance does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against it; and (e) other than the Acknowledged Events of Default, no default or Event of Default exists under the Loan Documents on and as of the date hereof.

         9. Acknowledgment of Guarantors. Each of the Guarantors acknowledges and consents to all of the terms and conditions of this Third Forbearance, and each acknowledges, confirms and reaffirms its continuing obligations and liability to Bank under each respective guaranty agreement. This Third Forbearance and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under its respective guaranty agreement or any of the other Loan Documents.

         10. Release. Each of Borrower and the Guarantors hereby releases Bank and its officers, employees, representatives, agents, and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected.

         11. Liens. Borrower and each of the Guarantors hereby affirms the liens and security interests created and granted in the Loan Documents. This Third Forbearance shall in no manner adversely effect or impair such liens and security interests.

         12. No Other Changes. Except as expressly modified in this Third Forbearance, the terms, provisions and conditions of the Loan Documents shall remain unchanged and shall continue in full force and effect.

         13. Counterparts. This Third Forbearance may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Third Forbearance by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to Bank.

         14. Entirety. This Third Forbearance and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Such documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

         15. Further Assurances. Bank and each of Borrower and the Guarantors agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as either of them may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Third Forbearance.

         16. Governing Law. THIS THIRD FORBEARANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         17. Successors and Assigns. This Third Forbearance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Borrower and the Guarantors may not assign their respective rights and obligations under this Third Forbearance without the prior written consent of Bank. Bank may assign its rights and obligations or any portion thereof under this Third Forbearance without the prior consent of any other party hereto.



                         [SIGNATURES ON FOLLOWING PAGES]

         This Agreement is executed as of the day and year first written above.


                                           BLUE RHINO CORPORATION

ATTEST:
                                           By: /s/ Mark Castaneda
                                               ----------------------------
/s/ Kurt Gehsmann                          Name: Mark Castaneda
------------------------------------       Title: Chief Financial Officer
Asst Secretary

(CORPORATE SEAL)




                                           QUICKSHIP, INC.

ATTEST:
                                           By: /s/ Kurt Gehsmann
                                               ----------------------------
/s/ Mark Castaneda                         Name: Kurt Gehsmann
------------------------------------       Title: Chief Financial Officer
______ Secretary

(CORPORATE SEAL)




                                           USA Leasing, LLC


                                           By: /s/ Billy D. Prim          (SEAL)
                                               ---------------------------
                                           Name: Billy D. Prim
                                           Title: Manager


                                           RHINO SERVICES, LLC


                                           By: /s/ Billy D. Prim          (SEAL)
                                               ---------------------------
                                           Name: Billy D. Prim
                                           Title: Manager



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                           CPD ASSOCIATES, INC.

ATTEST:
                                           By: /s/ Mark Castaneda
                                               ---------------------------
/s/ Kurt Gehsmann                          Name: Mark Castaneda
------------------------------------       Title: Vice President
______ Secretary

(CORPORATE SEAL)




                                           UNIFLAME, INC.

ATTEST:
                                           By: /s/ Kurt Gehsmann
                                               ---------------------------
/s/ Mark Castaneda                         Name: Kurt Gehsmann
------------------------------------       Title: Vice President
______ Secretary

(CORPORATE SEAL)





                                           BANK OF AMERICA, N. A.

ATTEST:
                                           By: /s/ David Colmie
                                               ---------------------------
/s/ Marsha Voorhees                        Name: David Colmie
------------------------------------       Title: Senior Vice President
Asst Secretary


(BANK SEAL)